Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Keith A. Woodward	William Prate
Senior Vice President and Chief Financial Officer	Director, Investor Relations
keith.woodward@tennantco.com	william.prate@tennantco.com
763-540-1205	763-540-1212

Tennant Company Reports 2019 Second-Quarter Results

Net sales of $299.7 million in the second quarter, an increase of 3.8 percent organically

Adjusted EBITDA growth of 17.1 percent to $41.8 million, up 170 basis points to 13.9 percent of sales

Second-quarter GAAP diluted earnings per share of $0.81; adjusted diluted EPS of $1.13 per share

Company raises 2019 guidance for net sales, Adjusted EBITDA and EPS

MINNEAPOLIS, July 31, 2019—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported second quarter 2019 results. Tennant Company reported net sales of $299.7 million, a 2.6 percent improvement for the 2019 second quarter. Excluding the impact of the recent Gaomei acquisition and foreign currency, organic sales grew 3.8 percent, led by the Americas region. Net earnings were $14.8 million, or $0.81 per diluted share, compared to $12.7 million, or $0.69 per diluted share, in the 2018 second quarter. Included in the results were non-operational charges of $5.1 million related to the exit of the Green Machine and Orbio product lines. Excluding non-operational items, adjusted net earnings grew 37.7 percent to $20.8 million, or $1.13 per diluted share, compared to adjusted net earnings of $15.1 million in the 2018 second quarter, or $0.82 per diluted share. (See the Supplemental Non-GAAP Financial Table.)
“We are pleased with our strong performance in the second quarter, which exceeded our internal expectations. Tennant Company’s transition from a period of strategic expansion to a heightened focus on profitable growth is supported by three strategic pillars: winning where we have the strongest value proposition; reducing complexity and building scalable processes; and building on our position as an innovation leader,” said Chris Killingstad, Tennant Company’s president and chief executive officer. “We continued to make progress on these efforts in the second quarter, amid mixed economic and global market conditions. Sales in the period reflected a blend of factors: strength in the Americas, market softness in Europe, timing considerations in Asia Pacific and negative currency impacts; while our profitability gains illustrate our strategic focus and more deliberate approach to margin improvement. These efforts continue to develop and mature and resulted in strong earnings performance during the second quarter of 2019 that bolstered our confidence in our outlook.”

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Page 2 – Tennant Company Reports 2019 Second Quarter Results
Second-Quarter Operating Review

Regional Sales Highlights
•Americas – Sales in the Americas rose 6.0 percent, or 7.8 percent organically, reflecting strength across both Latin America and North America, primarily driven by a combination of growth in strategic accounts, strength in service, parts and consumables, contributions from the newly introduced autonomous cleaning machine and pricing.
•EMEA – Sales in EMEA declined 7.4 percent, or down 2.9 percent organically, reflecting general market weakness across the entire region.
•APAC – Sales in APAC rose 12.7 percent, reflecting the contribution from recently acquired Gaomei, but declined 0.5 percent organically. However, year-to-date organic sales rose 3.6 percent.

Profitability Measures and Related Factors - (See the Supplemental Non-GAAP Financial Table)
•Gross margin – Gross margin in the 2019 second quarter was 40.3 percent compared to 40.1 percent in the 2018 second quarter. Adjusted gross margin in the 2019 second quarter was 41.4 percent, a 130-basis-point improvement year over year, reflecting the benefits of pricing actions, favorable geographic and channel mix and operational efficiencies, which helped offset factors such as material inflation and tariffs.
•Adjusted EBITDA – Adjusted earnings before interest, taxes, depreciation and amortization during the 2019 second quarter grew 17.1 percent, an improvement of 170 basis points, to 13.9 percent of sales, reflecting Tennant’s broad-based efforts to improve gross margins through pricing and other strategic initiatives, balancing spending discipline with investments in EBITDA expanding initiatives and timing of S&A and R&D shifts to the second half of 2019. (See the Supplemental Non-GAAP Financial Table.)
•Effective tax rate – In the 2019 second quarter, Tennant realized a discrete tax benefit due to a partial release of our valuation allowance on deferred tax assets, resulting in an adjusted effective tax rate for the quarter of 11.7 percent.

Cash Flow, Capital Allocation and Other Items
During the quarter, Tennant generated cash flow from operations of $22.5 million, primarily driven by strong business performance. During the same period, the company reduced our outstanding debt by $5.8 million and paid $4.0 million in cash dividends to shareholders.
2019 Business Outlook
Killingstad concluded, “We are pleased with the growth platform we have built and are now taking the steps necessary to more fully realize its benefits. Tennant continues to face mixed market conditions and various economic headwinds, and internally, we remain a company in transition. We are tightly focused on our three strategic pillars, which are guiding how we evolve our business portfolio, deepening our operational rigor and investing in innovation, all toward improving our ongoing EBITDA margin and driving shareholder value. We are making additional investments in these strategies in the back half of 2019, which is reflected in our updated 2019 outlook.”

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Page 3 – Tennant Company Reports 2019 Second Quarter Results
For 2019, Tennant revised its previously provided guidance as follows:
•Net sales of $1.150 billion to $1.165 billion, reflecting organic sales growth of 3.0 to 4.0 percent;
•GAAP earnings in the range of $1.80 to $2.00 per diluted share;
•Adjusted EPS of $2.65 to $2.85 per diluted share;
•Adjusted EBITDA of $131 million to $135 million;
•Capital expenditures in the range of $35 million to $40 million; and
•An effective tax rate of approximately 16 percent.

Conference Call
Tennant will host a conference call to discuss 2019 second-quarter results on July 31, 2019, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com until August 31, 2019.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.12 billion in 2018 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; fluctuations in the cost, quality or availability of raw materials and purchased components; geopolitical and economic uncertainty throughout the world; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to develop and commercialize new innovative products and services; our ability to integrate acquisitions, including IPC and Gaomei; the competition in our business; our ability to successfully protect our information technology systems from cybersecurity risks; the potential disruption of our business from actions of activist investors or others; the occurrence of a significant business interruption; our ability to comply with laws and regulations; unforeseen product liability claims or product quality issues; our ability to generate sufficient cash to satisfy our debt obligations; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2018 Form 10-K or 2019 Form 10-Qs. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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Page 4 – Tennant Company Reports 2019 Second Quarter Results
Non-GAAP Financial Measures
This news release and the related conference call include presentation of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, Profit Before Income Taxes – as adjusted, Income Tax Expense – as adjusted, Net Earnings Attributable to Tennant Company – as adjusted and Net Earnings Attributable to Tennant Company per Share – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and a note receivable write down are useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Profit from Operations – as adjusted, Operating Margin – as adjusted, and Profit Before Income Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and a note receivable write down. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and a note receivable write down. We calculate Net Earnings Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and a note receivable write down. We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges and a note receivable write down, and dividing the result by the diluted weighted average shares outstanding.
We believe that disclosing Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and EBITDA Margin, excluding the impact from the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and a note receivable write down (EBITDA – as adjusted) and EBITDA Margin – as adjusted, is useful to investors as a measure of operating performance. We use these measures to monitor and evaluate operating performance. EBITDA – as adjusted and EBITDA Margin – as adjusted are financial measures that do not reflect GAAP. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, acquisition and integration costs, certain non-operational professional services, restructuring charges, and a note receivable write down,
Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings (Loss) – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.
Investors should consider these non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 5 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In millions, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Net Sales	$299.7	$292.2	$562.1	$565.0
Cost of Sales	178.9	175.0	333.1	338.7
Gross Profit	120.8	117.2	229.0	226.3
Gross Margin	40.3%	40.1%	40.7%	40.1%
Operating Expense:
Research and Development Expense	8.4	7.9	15.6	15.9
Selling and Administrative Expense	92.5	90.3	182.7	181.0
Total Operating Expense	100.9	98.2	198.3	196.9
Profit from Operations	19.9	19.0	30.7	29.4
Operating Margin	6.6%	6.5%	5.5%	5.2%
Other Income (Expense):
Interest Income	0.9	0.9	1.7	1.7
Interest Expense	(5.4)	(6.0)	(10.5)	(11.8)
Net Foreign Currency Transaction Losses	(0.2)	(0.3)	—	(1.1)
Other Income (Expense), Net	1.4	(0.5)	1.3	(0.7)
Total Other Expense, Net	(3.3)	(5.9)	(7.5)	(11.9)
Profit Before Income Taxes	16.6	13.1	23.2	17.5
Income Tax Expense	1.8	0.4	3.0	1.4
Net Earnings Including Noncontrolling Interest	14.8	12.7	20.2	16.1
Net Earnings Attributable to Noncontrolling interest	—	—	—	0.1
Net Earnings Attributable to Tennant Company	$14.8	$12.7	$20.2	$16.0

Net Earnings Attributable to Tennant Company per Share:
Basic	$0.82	$0.71	$1.12	$0.90
Diluted	$0.81	$0.69	$1.10	$0.88

Weighted Average Shares Outstanding:
Basic	18,082,492	17,943,450	18,062,591	17,867,641
Diluted	18,394,865	18,371,538	18,367,384	18,303,960

Cash Dividends Declared per Common Share	$0.22	$0.21	$0.44	$0.42

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In millions)	Three Months Ended			Six Months Ended
	June 30			June 30
	2019	2018	%	2019	2018	%
Americas	$189.5	$178.8	6.0	$350.3	$341.4	2.6
Europe, Middle East and Africa	80.9	87.4	(7.4)	158.9	176.2	(9.8)
Asia Pacific	29.3	26.0	12.7	52.9	47.4	11.6
Total	$299.7	$292.2	2.6	$562.1	$565.0	(0.5)
(1) Net of intercompany sales.
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Page 6 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$55.4	$86.1
Receivables:
Trade, less Allowances of $3.0 and $2.5, respectively	222.1	208.0
Other	9.9	8.2
Net Receivables	232.0	216.2
Inventories	159.5	135.1
Prepaid and Other Current Assets	32.5	31.2
Total Current Assets	479.4	468.6
Property, Plant and Equipment	414.0	386.6
Accumulated Depreciation	(240.7)	(223.2)
Property, Plant and Equipment, Net	173.3	163.4
Operating Lease Assets	45.4	—
Goodwill	193.3	182.7
Intangible Assets, Net	150.1	146.5
Other Assets	29.3	31.3
Total Assets	$1,070.8	$992.5

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$8.3	$27.0
Accounts Payable	98.7	98.4
Employee Compensation and Benefits	50.2	56.1
Other Current Liabilities	102.5	67.4
Total Current Liabilities	259.7	248.9
Long-Term Liabilities:
Long-Term Debt	346.1	328.1
Long-Term Operating Lease Liabilities	29.1	—
Employee-Related Benefits	20.6	21.1
Deferred Income Taxes	45.5	46.0
Other Liabilities	34.6	32.1
Total Long-Term Liabilities	475.9	427.3
Total Liabilities	735.6	676.2
Equity:
Common Stock	6.8	6.8
Additional Paid-In Capital	34.5	28.5
Retained Earnings	328.5	316.3
Accumulated Other Comprehensive Loss	(36.1)	(37.2)
Total Tennant Company Shareholders’ Equity	333.7	314.4
Noncontrolling Interest	1.5	1.9
Total Equity	335.2	316.3
Total Liabilities and Total Equity	$1,070.8	$992.5

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Page 7 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Six Months Ended
	June 30
	2019	2018
OPERATING ACTIVITIES
Net Earnings Including Noncontrolling Interest	$20.2	$16.1
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	15.9	16.3
Amortization of Intangible Assets	11.5	11.7
Amortization of Debt Issuance Costs	0.6	1.3
Fair Value Step-Up Adjustment to Acquired Inventory	0.9	—
Deferred Income Taxes	(4.2)	(7.9)
Share-Based Compensation Expense	5.0	4.1
Allowance for Doubtful Accounts and Returns	0.9	0.9
Acquisition Contingent Consideration Adjustment	2.0	—
Note Receivable Write-down	2.7	—
Other, Net	0.1	0.3
Changes in Operating Assets and Liabilities, Net of Assets Acquired:
Receivables, Net	(16.3)	(6.8)
Inventories	(23.1)	(17.0)
Accounts Payable	0.5	9.8
Employee Compensation and Benefits	(4.4)	3.7
Other Current Liabilities	(2.1)	(4.3)
Other Assets and Liabilities	0.7	(2.2)
Net Cash Provided by Operating Activities	10.9	26.0

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(25.4)	(7.7)
Proceeds from Disposals of Property, Plant and Equipment	—	0.1
Proceeds from Principal Payments Received on Long-Term Note Receivable	0.1	0.7
Acquisition of Business, Net of Cash, Cash Equivalents and Restricted Cash Acquired	(8.9)	—
Purchase of Intangible Assets	(0.4)	(1.2)
Net Cash Used in Investing Activities	(34.6)	(8.1)

FINANCING ACTIVITIES
Proceeds from Credit Facility Borrowings	25.0	—
Repayments of Debt	(25.9)	(18.1)
Change in Finance Lease Obligations	(0.1)	0.1
Proceeds from Issuances of Common Stock	1.2	3.7
Purchase of Noncontrolling Owner Interest	(0.5)	—
Dividends Paid	(8.0)	(7.6)
Net Cash Used in Financing Activities	(8.3)	(21.9)

Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	1.3	(0.6)

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(30.7)	(4.6)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	86.1	59.0

Cash, Cash Equivalents and Restricted Cash at End of Period	$55.4	$54.4

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Page 8 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018

Gross Profit - as reported	$120.8	$117.2	$229.0	$226.3
Gross Margin - as reported	40.3%	40.1%	40.7%	40.1%
Adjustments:
Discontinuation of Product Lines	2.4	—	2.4	—
Inventory Step-Up	0.9	—	0.9	—
Gross Profit - as adjusted	$124.1	$117.2	$232.3	$226.3
Gross Margin - as adjusted	41.4%	40.1%	41.3%	40.1%

Selling and Administrative Expense - as reported	$92.5	$90.3	$182.7	$181.0
Selling and Administrative Expense as a percent of Net Sales - as reported	30.9%	30.9%	32.5%	32.0%
Adjustments:
Acquisition and Integration Costs (S&A Expense)	(0.8)	(2.8)	(1.4)	(3.8)
Professional Services	—	(0.3)	(0.1)	(1.5)
Restructuring Charge	—	—	(4.3)	—
Note Receivable Write-down	(2.7)	—	(2.7)	—
Acquisition Contingent Consideration Adjustment	(2.0)	—	(2.0)	—
Selling and Administrative Expense - as adjusted	$87.0	$87.2	$172.2	$175.7
Selling and Administrative Expense as a percent of Net Sales - as adjusted	29.0%	29.8%	30.6%	31.1%

Profit from Operations - as reported	$19.9	$19.0	$30.7	$29.4
Operating Margin - as reported	6.6%	6.5%	5.5%	5.2%
Adjustments:
Discontinuation of Product Lines	2.4	—	2.4	—
Inventory Step-Up	0.9	—	0.9	—
Acquisition and Integration Costs (S&A Expense)	0.8	2.8	1.4	3.8
Professional Services	—	0.3	0.1	1.5
Restructuring Charge	—	—	4.3	—
Note Receivable Write-down	2.7	—	2.7	—
Acquisition Contingent Consideration Adjustment	2.0	—	2.0	—
Profit from Operations - as adjusted	$28.7	$22.1	$44.5	$34.7
Operating Margin - as adjusted	9.6%	7.6%	7.9%	6.1%

Profit Before Income Taxes - as reported	$16.6	$13.1	$23.2	$17.5
Adjustments:
Discontinuation of Product Lines	2.4	—	2.4	—
Inventory Step-Up	0.9	—	0.9	—
Acquisition and Integration Costs (S&A Expense)	0.8	2.8	1.4	3.8
Acquisition and Integration Costs (Other Income, Net)	(1.8)	—	(1.8)	—
Professional Services	—	0.3	0.1	1.5
Restructuring Charge	—	—	4.3	—
Note Receivable Write-down	2.7	—	2.7	—
Acquisition Contingent Consideration Adjustment	2.0	—	2.0	—
Profit Before Income Taxes - as adjusted	$23.6	$16.2	$35.2	$22.8

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Page 9 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018

Income Tax Expense - as reported	$1.8	$0.4	$3.0	$1.4
Adjustments:
Discontinuation of Product Lines(1)	0.6	—	0.6	—
Inventory Step-Up(1)	0.2	—	0.2	—
Acquisition and Integration Costs (S&A Expense)(1)	0.2	0.6	0.3	0.9
Acquisition and Integration Costs (Other Income, Net)(1)	—	—	—	—
Professional Services(1)	—	0.1	—	0.4
Restructuring Charge(1)	—	—	1.2	—
Note Receivable Write-down(1)	—	—	—	—
Acquisition Contingent Consideration Adjustment(1)	—	—	—	—
Income Tax Expense - as adjusted	$2.8	$1.1	$5.3	$2.7

Net Earnings Attributable to Tennant Company - as reported	$14.8	$12.7	$20.2	$16.0
Adjustments:
Discontinuation of Product Lines	1.8	—	1.8	—
Inventory Step-Up	0.7	—	0.7	—
Acquisition and Integration Costs (S&A Expense)	0.6	2.2	1.1	2.9
Acquisition and Integration Costs (Other Income, Net)	(1.8)	—	(1.8)	—
Professional Services	—	0.2	0.1	1.2
Restructuring Charge	—	—	3.1	—
Note Receivable Write-down	2.7	—	2.7	—
Acquisition Contingent Consideration Adjustment	2.0	—	2.0	—
Net Earnings Attributable to Tennant Company - as adjusted	$20.8	$15.1	$29.9	$20.1

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.81	$0.69	$1.10	$0.88
Adjustments:
Discontinuation of Product Lines	0.10	—	0.10	—
Inventory Step-Up	0.04	—	0.04	—
Acquisition and Integration Costs (S&A Expense)	0.02	0.12	0.06	0.16
Acquisition and Integration Costs (Other Income, Net)	(0.10)	—	(0.10)	—
Professional Services	—	0.01	—	0.06
Restructuring Charge	—	—	0.17	—
Note Receivable Write-down	0.15	—	0.15	—
Acquisition Contingent Consideration Adjustment	0.11	—	0.11	—
Net Earnings Attributable to Tennant Company per Share - as adjusted	$1.13	$0.82	$1.63	$1.10
(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where expenses were incurred and deductible for tax purposes.
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Page 10 – Tennant Company Reports 2019 Second Quarter Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018

Net Earnings Including Noncontrolling Interest - as reported	$14.8	$12.7	$20.2	$16.1
Adjustments:
Interest Income	(0.9)	(0.9)	(1.7)	(1.7)
Interest Expense	5.4	6.0	10.5	11.8
Income Tax Expense	1.8	0.4	3.0	1.4
Depreciation Expense	7.9	8.6	15.9	16.3
Amortization Expense	5.8	5.8	11.5	11.7
Discontinuation of Product Lines	2.4	—	2.4	—
Inventory Step-Up	0.9	—	0.9	—
Acquisition and Integration Costs (S&A Expense)	0.8	2.8	1.4	3.8
Acquisition and Integration Costs (Other Income, Net)	(1.8)	—	(1.8)	—
Professional Services	—	0.3	0.1	1.5
Restructuring Charge	—	—	4.3	—
Note Receivable Write-down	2.7	—	2.7	—
Acquisition Contingent Consideration Adjustment	2.0	—	2.0	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$41.8	$35.7	$71.4	$60.9
EBITDA Margin - as adjusted	13.9%	12.2%	12.7%	10.8%

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